Exhibit (a)(1)(D)

Offer to Purchase

All Outstanding Shares of Common Stock

of

Aimmune Therapeutics, Inc.

at

$34.50 Net Per Share in Cash,

Pursuant to the Offer to Purchase, dated September 14, 2020

by

SPN MergerSub, Inc.

a wholly-owned subsidiary

of

Société des Produits Nestlé S.A.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON OCTOBER 9, 2020, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

September 14, 2020

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated as of September 14, 2020 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase and other related materials, as each may be amended or supplemented from time to time, the “Offer”), relating to the offer by SPN MergerSub, Inc., a Delaware corporation (“Purchaser”) and a wholly-owned subsidiary of Société des Produits Nestlé S.A., a société anonyme organized under the laws of Switzerland (“Nestlé”), to purchase any and all of the outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Aimmune Therapeutics, Inc., a Delaware corporation (“Aimmune”), owned by the stockholders of Aimmune other than Nestlé and its affiliates (the “Unaffiliated Stockholders”), at a price of $34.50 per Share (the “Offer Price”), net to the seller thereof in cash, without interest and subject to any required withholding of taxes, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made pursuant to that certain Agreement and Plan of Merger, dated as of August 29, 2020 (the “Merger Agreement”), by and among Nestlé, Purchaser and Aimmune. Terms used but not defined herein shall have the meanings ascribed to such terms in the Offer to Purchase.

Also enclosed is Aimmune’s Solicitation/Recommendation Statement on Schedule 14D-9.

WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES FOR YOUR ACCOUNT.

We request instructions as to whether you wish to tender any or all of the Shares held by us for your account according to the terms and conditions set forth in the enclosed Offer.

Your attention is directed to the following:

1.	The Offer Price for the Offer is $34.50 per Share, net to the seller in cash, without interest and less any required withholding taxes.

2.	The Offer is being made for all outstanding Shares.

3.	The board of directors of Aimmune (by unanimous vote of its disinterested members) has (i) declared that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the

Offer and the Merger, are fair to, and in the best interests of, Aimmune and the Unaffiliated Stockholders, (b) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger (such approval having been made in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), including for purposes of Section 251(h) thereof), (c) recommended that the Unaffiliated Stockholders accept the offer and tender their Shares to purchaser pursuant to the Offer, and (d) resolved that the Merger shall be governed by and effected under Section 251(h) of the DGCL and that the Merger shall be consummated as soon as practicable following the Acceptance Time.

4.

The Offer is being made pursuant to the Merger Agreement. The Merger Agreement provides, among other things, that as soon as practicable following the consummation of the Offer and subject to the satisfaction or waiver of specified conditions, Purchaser will be merged with and into Aimmune in accordance with Section 251(h) of the DGCL without a vote on the adoption of the Merger Agreement by Aimmune stockholders, with Aimmune continuing as the surviving corporation in the Merger and thereby becoming a wholly owned subsidiary of Nestlé. At the closing of the Merger, each Share outstanding immediately prior to the effective time of the Merger, other than any Dissenting Shares (as defined in the Offer to Purchase), Shares owned by Nestlé or Purchaser or Shares held in the treasury of Aimmune or owned by any wholly owned subsidiary of Aimmune, will be automatically converted into the right to receive the Offer Price, without interest and subject to any required withholding of taxes. As a result of the Merger, Aimmune will cease to be a publicly traded company and will become a wholly owned subsidiary of Nestlé.

5.	THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON OCTOBER 9, 2020 (THE “EXPIRATION TIME”), UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

6.

The Offer is conditioned upon the following conditions and other conditions, all as described in “The Tender Offer—Section 11. Conditions of the Offer” in the Offer to Purchase: (i) there shall have been validly tendered and not validly withdrawn prior to the expiration of the Offer that number of Shares which, when added, without duplication, to the Shares owned by Nestlé and its wholly owned subsidiaries, would represent at least a majority of the Fully Diluted Shares (as defined in the Offer to Purchase) as of the expiration of the Offer; (ii) the expiration or termination of the waiting period (or any extension thereof) applicable to the purchase of Shares pursuant to the Offer and the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) there shall not be any temporary restraining order, preliminary or permanent injunction or judgment issued by any court of competent jurisdiction or law in the United States or Germany in effect restraining, enjoining, making illegal, or otherwise preventing or prohibiting the making of the Offer or the consummation of the Merger or the Offer as of the expiration of the Offer; (iv) the approvals required under any competition, merger control, antitrust, foreign investment or similar law in Germany shall have been obtained at or prior to the expiration of the Offer; (v) since the date of the Merger Agreement, there shall not have occurred a Material Adverse Effect (as defined in the Merger Agreement and described in more detail in “Special Factors—Section 6. Summary of the Merger Agreement—Representations and Warranties” of the Offer to Purchase); and (vi) the Merger Agreement shall not have been terminated in accordance with its terms. Consummation of the Offer is not conditioned on Purchaser or Nestlé obtaining financing.

7.

Tendering stockholders will not be obligated to pay brokerage fees or commissions to Equiniti Trust Company, which is acting as the depositary for the Offer (the “Depositary”), or MacKenzie Partners, Inc., which is acting as the information agent for the Offer, or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the tender of Shares in the Offer. However, U.S. federal income tax backup withholding may be required unless an exemption applies and is provided to the Depositary or unless the required taxpayer identification information and certain other certifications are provided to the Depositary. See Instruction 8 of the Letter of Transmittal.

If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you instruct us to tender your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof.

YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION TIME.

In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary prior to the Expiration Time of (a) certificates for such Shares or timely confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Offer to Purchase, (b) a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer of Shares held through DTC, an Agent’s Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when the foregoing documents are actually received by the Depositary.

UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE FOR THE SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING A PAYMENT.

Purchaser is not aware of any jurisdiction in which the making of the Offer or the tender of Shares in connection therewith would not be in compliance with the laws of such jurisdiction. If Purchaser becomes aware of any jurisdiction in which the making of the Offer would not be in compliance with applicable law, Purchaser will make a good faith effort to comply with any such law. If, after such good faith effort, Purchaser cannot comply with any such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction. In those jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM

with Respect to the

Offer to Purchase

All Outstanding Shares of Common Stock

of

Aimmune Therapeutics, Inc.

at

$34.50 Net Per Share in Cash,

Pursuant to the Offer to Purchase, dated September 14, 2020

by

SPN MergerSub, Inc.

a wholly-owned subsidiary

of

Société des Produits Nestlé S.A.

The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated as of September 14, 2020 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal”) relating to shares of common stock, par value $0.0001 per share (the “Shares”), of Aimmune Therapeutics, Inc., a Delaware corporation.

This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal.

The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on behalf of the undersigned to Equinity Trust Company (the “Depositary”) will be determined by Purchaser (which may delegate power in whole or in part to the Depositary) and such determination shall be final and binding.

NUMBER OF SHARES TO BE TENDERED(1)		SIGN HERE

Shares

(Signature(s))

Please Type or Print Name(s)

Please Type or Print Name(s)

Area Code and Telephone Number

Tax Identification or Social Security Number

Dated:

(1)	Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

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